Exhibit 10.15

AXIS SPECIALTY U.S. SERVICES, INC.

SUPPLEMENTAL RETIREMENT PLAN

(Effective January 1, 2004)

TABLE OF CONTENTS FOR
AXIS SPECIALTY U.S. SERVICES, INC.

SUPPLEMENTAL RETIREMENT PLAN

i

Article V. Accounts; Financing

5.1	Participant Accounts	6
5.2	Valuation of Participant Accounts.	6
5.3	Unsecured General Creditor	6
5.4	Statement of Accounts	7

Article VI. Distributions

6.1	Timing and Form of Payout	7
6.2	Payments Upon Disability	7
6.3	Payments Upon Death	7
6.4	Hardship Distributions	7
6.5	Immediate Distributions	8
6.6	Termination of Employment	8
6.7	No Additional Withdrawals	8

Article VII. Administration

7.1	Administration.	9
7.2	Appeals from Denied Claims	10
7.3	Tax Withholding	11
7.4	Expenses	11
7.5	Beneficiary Designation.	11

Article VIII. Adoption of the Plan by Affiliates; Amendment and Termination of the Plan

8.1	Adoption of the Plan by Affiliates	11
8.2	Amendment and Termination	11

Article IX. Miscellaneous Provisions

9.1	Nonalienation	12
9.2	Distribution to Minors and Incompetents	12
9.3	Not a Contract of Employment	12
9.4	Protective Provisions	12
9.5	Notice	12
9.6	Successors.	13
9.7	Severability	13
9.8	Applicable Law	13

ii

AXIS SPECIALTY U.S. SERVICES, INC.

SUPPLEMENTAL RETIREMENT PLAN

Article I.  The Plan

1.1                               Establishment of the Plan

AXIS Specialty U.S. Services, Inc. (the “Corporation”) hereby establishes the Axis Specialty U.S. Services, Inc. Supplemental Retirement Plan (the “Plan”) for eligible employees of the Corporation and participating Affiliates, effective as of January 1, 2004 (“the Effective Date”).

1.2                               Purpose of the Plan

The Plan is intended to permit eligible employees of the Corporation and its Affiliates that have adopted the Plan to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make salary reduction contributions in excess of those permitted under the Axis 401(k) Savings Plan (the “401(k) Saving Plan”), to make bonus reduction contributions, and to receive discretionary employer contributions.

The group of eligible employees shall be limited to a “select group of management or highly compensated employees” within the meaning of ERISA Section 201(2).

Benefits provided under this Plan shall be paid solely from the general assets of the Corporation and participating Affiliates.  This Plan, therefore, is exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.  The Corporation may establish a trust (the “Trust”), which may be used to pay benefits arising under the Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Corporation shall pay such benefits, costs, charges and expenses.

1.3                               Applicability of the Plan

This Plan applies only to eligible Employees as defined in Section 2.9 of the Plan.

Article II.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.  When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural.

2.1                               Account

Account means the bookkeeping account for each Participant that represents the Participant’s total interest under the Plan.  A Participant’s Account consists of the following subaccounts:

(a)                                  Salary Reduction Account means the portion of the Account attributable to salary reduction contributions made on the Participant’s behalf under Section 4.1, including any gains and losses credited on such contributions under Section 5.2.

(b)                                 Bonus Reduction Account means the portion of the Account attributable to bonus reduction contributions made on the Participant’s behalf under Section 4.2, including any gains and losses credited on such contributions under Section 5.2.

(c)                                  Discretionary Employer Account means the portion of the Account attributable to contributions made by the Employer on the Participant’s behalf under Section 4.3 including any gains and losses credited on such contributions under Section 5.2

2.2                               Administrative Committee

Administrative Committee means the committee appointed in accordance with Section 7.1 to administer the Plan.

2.3                               Affiliate

Affiliate means any entity which, along with the Corporation, is a member of a controlled group of employers under Code Section 414(b), (c), (m), or (o) that has adopted the Plan.

2.4                               Beneficiary

The person, persons or entity designated by the Participant to receive any death benefits payable under the Plan on the beneficiary designation form prepared by the Administrative Committee.

2.5                               Board

Board means the Corporation’s Board of Directors.

2.6                               Code

Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.  A reference to a particular section of the Code also shall be deemed to refer to the regulations under that Code section.

2.7                               Corporation

Corporation means Axis Specialty U.S. Services, Inc. or any successor thereto.

2.8                               Effective Date

Effective Date means the date set forth in Section 1.1.

2.9                               Employee

Employee means any person who is (1) a U.S. citizen, (2) in the active employ of the Corporation or a participating Affiliate, (3) anticipated to receive annual base salary  equal to or greater than two hundred thousand dollars ($200,000) (or such other amount determined by the Administrative Committee), and (4) determined by the Administrative Committee as being part of a group of management or highly compensated employees within the meaning of ERISA Section 201(2).

2.10                        Employer

Employer means the Corporation and each Affiliate which has adopted this Plan for its eligible Employees.

2.11                        Employment Commencement Date

Employment Commencement Date means the date an Employee first provides services to the Corporation or an Affiliate.

2.12        ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.  A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

2.13        Participant

Participant means an Employee of an Employer who has met, and continues to meet, the eligibility requirements of Sections 3.1 and 3.2.

2.14        Plan

Plan means the Axis Specialty U.S. Services, Inc. Supplemental Retirement Plan, as amended from time to time.

2.15        Plan Administrator

Plan Administrator means the Administrative Committee of the Plan appointed pursuant to Section 7.1 of the Plan.

2.16        Plan Year

Plan Year means the calendar year.

2.17        Severance from Employment

Severance from Employment means an Employee’s death or resignation, discharge, or retirement from the Corporation and its Affiliates.

2.18        Valuation Date

Valuation Date means the last day of each calendar quarter and any other date that the Plan Administrator selects in its sole discretion for the revaluation and adjustment of Accounts.

Article III.  Participation

3.1                               Eligibility

(a)                                  An Employee shall be eligible to participate in the Plan as of the first date of the Plan Year.

(b)                                 Any Employee hired during the year shall be eligible to participate on the first day of the month immediately following the date he or she becomes eligible to participate.

(c)                                  The election to participate shall be effective upon completion of the enrollment forms, which designate the timing and form of payments to be made.

3.2                               Duration

An Employee who becomes a Participant under Section 3.1 shall remain an active Participant until he or she no longer is an Employee as defined in Section 2.9.  No contributions shall be credited to the Account of an individual after his or her active participation has been terminated.  However, such individual shall continue to be a Participant for all other purposes until all benefits to which he or she is entitled to receive under this Plan have been paid.

Article IV.  Benefits

4.1                               Salary Reduction Contributions

Each Participant in this Plan may execute a supplemental salary reduction agreement annually on a form prescribed by the Administrative Committee.  On this form the Participant may elect to reduce his or her base salary for the Plan Year by a whole percentage that does not exceed one hundred percent (100%).  The supplemental salary reduction agreement shall be executed prior to the first day of the Plan Year for which it is to be effective or, in the case of a Participant who first becomes eligible to participate in the Plan during the Plan Year, the supplemental salary reduction agreement shall be executed within 30 days of initial eligibility under this Plan, effective for base salary earned subsequent to the election.  The supplemental salary reduction agreement for any Plan Year shall be irrevocable for such Plan Year.  This election shall remain in effect for the Plan Year, provided that it shall be revoked automatically once a Participant ceases to be an active Participant as set forth in Section 3.2 of this Plan.

4.2                               Bonus Deferral Contributions

Each Participant in this Plan may execute a bonus reduction agreement annually on a form prescribed by the Administrative Committee.  On this form the Participant may elect to reduce his or her bonus by a whole percentage that does not exceed one hundred percent (100%).  The bonus reduction agreement shall be executed prior to the first day of the Plan Year for which it is to be effective or, in the case of a Participant who first becomes eligible to participate in the Plan during the Plan Year, the bonus reduction agreement shall be executed within 30 days of initial eligibility under this Plan, effective for bonus earned subsequent to the election.  The bonus reduction agreement for any Plan Year shall be irrevocable for such Plan Year, provided that a bonus reduction agreement shall be revoked automatically once a Participant ceases to be an active Participant as set forth in Section 3.2 of this Plan.

4.3                               Discretionary Employer Contributions

The amount of the discretionary employer contribution allocated to the Account for a Plan Year shall be an amount, if any, as determined by the Corporation from time to time for any particular Participant.  To receive this discretionary employer contribution, a Participant must be employed on the last day of the Plan Year.

4.4                               Forfeitability of Benefits

Participants shall have a 100% vested and nonforfeitable right to the balance of their Salary Reduction Account and Bonus Reduction Account at all times, subject, however, to the substantial risk of forfeiture set forth in Section 5.3.

Subject to the substantial risk of forfeiture set forth in Section 5.3, Participants shall vest in the Discretionary Employer Account according to the following schedule:

Years of Service	Vesting

1	25%
2	50%
3	75%
4	100%

Years of Service shall be computed from the Participant’s Employment Commencement Date with the Employer to his or her severance from employment.

Article V.  Accounts; Financing

5.1                               Participant Accounts

Each contribution credited to a Participant under Article IV shall be allocated to an individual bookkeeping Account maintained on behalf of that Participant by the Administrative Committee.  Each Participant’s Account shall be adjusted for earnings in the manner described in Section 5.2

5.2                               Valuation of Participant Accounts

The Corporation may establish a rabbi trust (“Trust”) and may (but is not required) make contributions to it corresponding to any or all amounts accrued under Article IV.  These contributions will be credited with income, expenses, gains and losses in accordance with the investment experience of the Trust.  The Administrative Committee may direct the trustee of the Trust to establish investment funds in accordance with rules prescribed by the Administrative Committee.  The Administrative Committee may alter the available funds or the procedures for allocating Account balances among them at any time.

5.3                               Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer superior to that of an unsecured general creditor.  The benefits under this Plan shall be paid out of the general assets of the Employer (including assets held in the Trust).  To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.  Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a fiduciary relationship between the Employer and any Participant or Beneficiary or a right of continued employment for any Participant.

5.4                               Statement of Accounts

The Administrative Committee shall submit to each Participant, after the close of each Plan Year, a statement in such form as the Administrative Committee deems desirable setting forth the balance to the credit of such Participant in his or her Account as of the last day of the Plan Year.

Article VI.  Distributions

6.1                               Timing and Form of Payout

Participants may select the timing of payouts for their Salary Reduction Accounts and their Bonus Reduction Accounts to occur during January of a specific year or upon termination of employment.  Participants may select the form of payouts as either one lump sum of the above described accounts or annual installments not to exceed fifteen (15) years.  Only a single election as to timing and form of payout can be made annually with respect to all amounts deferred during a single Plan Year and earnings on those deferred amounts.  Any such single election shall be irrevocable except as provided for in this section.  This election as to timing and form can only be changed if submitted in writing to the Plan Administrator at least 24 months prior to the date of the original election as to timing of the payout.

The payments to Participants of their Salary Reduction Accounts and their Bonus Reduction Accounts shall commence within the first 30 days of the calendar quarter following the event that gives rise to the distribution.  Except as provided in this section, payouts shall be made in accordance with the designations made in the deferral election forms filed by the Participant with the Administrative Committee.

6.2                               Payments Upon Disability

A Participant determined by the Administrative Committee to have suffered a disability will be treated as having incurred a termination of employment for purposes of payouts under this Plan.  A Participant will receive a single lump sum distribution of his or her vested Discretionary Employer Account, Salary Reduction Account and Bonus Reduction Account. A Participant will be considered to have suffered a disability if he is eligible for a distribution under the Axis 401(k) Savings Plan.

6.3                               Payments Upon Death

Upon the death of a Participant, a Participant’s Beneficiary will receive a single lump sum payment equal to the Participant’s vested Discretionary Employer Account, Salary Reduction Account and Bonus Reduction Account, provided however, that if installment payments had commenced to the Participant, the Participant’s beneficiary may choose between continuing to receive installment payments or a lump sum distribution of the Participant’s remaining Account balance.

6.4          Hardship Distributions

In the event of financial hardship of the Participant, the Participant may apply to the Administrative Committee for the distribution of all or any part of his or her Salary Reduction Account and Bonus Reduction Account.  The Administrative Committee shall have the right, in its sole discretion, to allow such distribution.  Upon a finding of financial hardship, the Administrative Committee shall make the appropriate distribution to the Participant from amounts held by the Administrative Committee in respect of the Participant’s Salary Reduction Account and Bonus Reduction Account.  In no event shall the aggregate amount of the distribution exceed the amount determined by the Administrative Committee to be necessary to alleviate the Participant’s financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant.  “Financial hardship” means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of event beyond the control of the Participant, each as determined to exist by the Administrative Committee.  Hardship distributions cannot be made from a Participant’s Discretionary Employer Account.

 6.5         Immediate Distributions

A Participant shall have the option to request a full or partial distribution of his or her Salary Reduction Account and Bonus Reduction Account subject to the approval of the Administrative Committee.  In no event will the withdrawal be greater than 100% of the value of the above described accounts. Any amount paid pursuant to this Section shall be subject to a ten percent (10%) penalty, with the amount of the penalty permanently forfeited from the Participant’s Salary Reduction Account and Bonus Reduction Account and returned to the Employer on or about the date of the distribution.  An immediate distribution cannot be made from a Participant’s Discretionary Employer Account.

6.6                               Termination of Employment

Upon a Participant’s termination of employment, a Participant will receive a single lump sum payment equal to the Participant’s vested Discretionary Employer Account, Salary Reduction Account and Bonus Reduction Account.

6.7          No Additional Withdrawals

A Participant may not receive a distribution from his or her Account, except as provided for in this Article.

Article VII.  Administration

7.1                               Administration

The Plan shall be administered by the Administrative Committee appointed by the Board to serve as the Plan Administrator.  The Administrative Committee shall consist of one or more persons appointed by the Board.  The Board may remove any member of the Administrative Committee at any time, with or without cause, and may fill any vacancy.  If a vacancy occurs, the remaining member or members of the Administrative Committee shall have full authority to act.  The Board will transmit to the trustee of any Trust created the names and authorized signatures of the members of the Administrative Committee and, as changes take place in membership, the names and signatures of new members.  Any member of the Administrative Committee may resign by delivering his or her written resignation to the Board, the trustee and the Administrative Committee.  Any such resignation becomes effective upon its receipt by the Board or on such other date as is agreed to by the Board and the resigning member.  The Administrative Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting.  The Administrative Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

The Administrative Committee may from time to time employ agents and delegate to them such administrative duties as it deems desirable.

The Administrative Committee as Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan.  The Plan Administrator shall have absolute and complete discretionary authority to interpret and administer the Plan and shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.  The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.  To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.  The Plan Administrator may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more subcommittees or individuals.  In such a case, every reference in the Plan to the Plan Administrator shall be deemed to include such matters within their jurisdiction.  The Plan Administrator shall have the right to consult with attorneys and other advisors regarding its duties under this Plan, which attorneys and advisors may be employed by an Employer.

The Corporation agrees to indemnify and hold harmless each member of the Administrative Committee against any and all expenses and liabilities arising out of his or her action or failure to act in such capacity, excepting only expenses and liabilities arising out of his or her own gross negligence or willful misconduct.  This right of indemnification is in addition to any other rights to which a member of the Administrative Committee may be entitled.  The liabilities and expenses against which a member of the Administrative Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against such member or the settlement thereof.  The Corporation may, at its own expense, settle any claim asserted or proceeding brought against any member of the Administrative Committee when such settlement appears to be in the best interests of the Corporation.

The members of the Administrative Committee shall serve without compensation for services as such.  All expenses of the Administrative Committee shall be paid by the Corporation.

7.2                               Appeals from Denied Claims

Any participant may file a claim for benefits.  If the claim is denied, the claimant shall be provided written notice within 90 days with:

•                  Specific reasons for the denial;

•                  Specific references to the Plan provisions on which the denial is based;

•                  A description of any additional information needed and why it is needed; and

•                  An explanation of (1) the procedures and time limits for an appeal, (2) the right to obtain information about the procedures and (3) the right to sue in federal court.

                If there are special circumstances delaying the determination of the claim, the claimant may be notified within the 90-day period explaining the special circumstances and stating that an answer will be provided within 90 more days.  If an answer is not received within the 90 days (or 180 days if an extension notice has been provided), the claim shall be deemed denied.

                Any claimant for a benefit (or, as applicable, his or her estate or other representative beneficiary) may, within sixty (60) days after receipt of a letter of denial appeal to the Administrative Committee, by writing to:  Administrative Committee, Axis Specialty U.S. Services, Inc., and may request a review of the denial of the benefit, with opportunity to submit his or her position in writing.  Appeals not timely filed shall be barred.  The claimant is entitled to:

•                  receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.

•                  submit written comments, documents, records and other information relating to the claim, which will be considered without regard to whether such information was submitted or considered in the initial determination.

                The Administrative Committee will render a written decision, written in a manner calculated to be understood by the claimant, and mail the written decision to the claimant at the claimant’s last address known to the plan sponsor, specifying by reference to the Plan the reasons for denial of such part or all of the claimed benefit as it denies upon review.  Such letter shall state the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claim; and shall describe the Plan’s appeal procedure.

7.3                               Tax Withholding

The Employer may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.

7.4                               Expenses

All expenses incurred in the administration of the Plan shall be paid by the Employer.

7.5                               Beneficiary Designation

(a)                                  Each Participant shall have the right, at any time, to designate any person, persons, or entity as his or her Beneficiary or Beneficiaries to whom payment under the Plan shall be paid in the event of his or her death.  Any Beneficiary designation may be changed by a Participant by filing such change on a form prescribed by the Administrative Committee.  The filing of a new Beneficiary designation form will supersede and cancel all Beneficiary designations previously filed.

(b)                                 If a Participant fails to designate a Beneficiary as provided above, or if his or her Beneficiary designation is revoked by operation of law or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s Beneficiary shall be deemed to be the first surviving of the following classes of Beneficiaries:  the Participant’s spouse, the Participant’s children (per stirpes), the Participant’s parents and then the Participant’s estate.

Article VIII.  Adoption of the Plan by Affiliates; Amendment and Termination of the Plan

8.1                               Adoption of the Plan by Affiliates

Affiliates of the Corporation shall adopt the Plan in a writing signed by an officer of the Affiliate.

8.2                               Amendment and Termination

The Corporation hereby reserves  the right to amend, modify or terminate the Plan at any time and for any reason by action of the Board of Directors of the Corporation.  However, no amendment or termination shall adversely affect the amount of benefits accrued by a Participant prior to the date of the amendment or termination.  Upon the termination of the Plan, the Employer may discharge in full its obligations to any Participant upon payment of the Participant’s Account.

Article IX.  Miscellaneous Provisions

9.1                               Nonalienation

No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void.  Benefits shall not be in any manner subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, claims for alimony or support, and any other like or unlike claims.

9.2                               Distribution to Minors and Incompetents

In making any distribution to or for the benefit of any minor or incompetent person, the Administrative Committee, in its sole and absolute discretion, may, but need not, direct such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent.  The receipt of such guardian, committee, relative or other person shall be a complete discharge to the Employer hereunder without any responsibility on its part or on the part of the Administrative Committee to see the application thereof.

9.3                               Not a Contract of Employment

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Participant and Employer and the Participant (or his or her Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge him at any time for any reason whatsoever.

9.4                               Protective Provisions

A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and taking such action as may be requested by Employer or the Administrative Committee.

9.5                               Notice

Any notice of filing required or permitted to be given to the Administrative Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Administrative Committee at 11680 Great Oaks Way, Suite 400, Alpharetta, GA  30022.  Such notice shall be deemed given as of the date of delivery.

9.6                               Successors

The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns.  The term “successors” as used herein shall include any entity, which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such entity.

9.7          Severability

If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts.  The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.8          Applicable Law

Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

                IN WITNESS WHEREOF, AXIS Specialty U.S. Services, Inc., on behalf of itself, has caused its authorized officers to execute this document on February 25, 2004, effective as of January 1, 2004.

AXIS SPECIALTY U.S. SERVICES, INC.

By: /s/ Dennis B. Reding
Its: Executive Vice President

ATTEST:

/s/ Richard T. Gieryn, Jr.

                IN WITNESS WHEREOF, AXIS Specialty Limited has adopted this Plan and, on behalf of itself, has caused its authorized officers to execute this document on February 25, 2004, effective as of January 1, 2004.

AXIS SPECIALTY LIMITED

By: /s/ Clare E. Moran
Its: Vice President

ATTEST:

/s/ Carol S. Rivers